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                                                                       EXHIBIT 5


                                 April 28, 1994



B.F. Saul Real Estate
  Investment Trust
8401 Connecticut Avenue
Chevy Chase, Maryland 20815

Ladies and Gentlemen:

     We have acted as counsel to B.F. Saul Real Estate Investment Trust, an unincorporated business trust existing and operating under a declaration of trust governed by the laws of the State of Maryland (the "Trust"), in connection with the preparation of Registration Statement No. 33-52995 on Form S-4 and Amendment No. 1 thereto (the "Registration Statement"). The Registration Statement registers an exchange offer (the "Exchange Offer") pursuant to which $175,000,000 principal amount of the Trust's 11-5/8% Series B Senior Secured Notes due 2002 (the "New Notes") will be offered in exchange for $175,000,000 principal amount of the Trust's outstanding 11-5/8% Senior Secured Notes due 2002. The New Notes will be issued pursuant to an Indenture dated as of March 30, 1994 (the "Indenture") between the Trust and the trustee named therein (the "Trustee").

     This opinion is being rendered pursuant to the requirements of Item 21 of Form S-4 and Items 601(a) and 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended.

     We have examined and are familiar with the originals, or copies certified or otherwise identified to our satisfaction, of (i) the declaration of trust and bylaws of the Trust; (ii) certain resolutions of the Board of Trustees of the Trust; (iii) the Indenture (including the form of New Note contained therein); and (iv) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies. As to any facts material to the

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B.F. Saul Real Estate
  Investment Trust
April 28, 1994
Page Two



opinion set forth below, we have relied upon statements and representations of officers and other representatives of the Trust.

     Based upon and subject to the foregoing, and having due regard for such legal considerations as we deem relevant, it is our opinion that:

     1. The Indenture has been duly and validly authorized, executed and delivered by the Trust and constitutes a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, except that (A) enforcement of the Indenture may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws, regulations or procedures of general applicability relating to or affecting the enforcement of creditors' rights and
(2) the application of general equity principles and the discretion of the court before which any proceeding is brought (regardless of whether enforceability is considered in a proceeding in equity or at law), and (B) certain remedial or procedural provisions contained in Article Twelve of the Indenture may be limited or rendered unenforceable by applicable law.

     2. The New Notes have been duly and validly authorized by the Trust and, assuming the conformity of the New Notes with the specimen thereof examined by us, authentication of the New Notes by the Trustee in accordance with the Indenture and delivery of the New Notes in accordance with the terms of the Exchange Offer, the New Notes will be duly issued and constitute legal, valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, except that (A) enforcement of the New Notes may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws, regulations or procedures of general applicability relating to or affecting the enforcement of creditors' rights and (2) the application of general equity principles and the discretion of the court before which any proceeding is brought (regardless of whether enforceability is considered in a proceeding in equity or at law), and (B) certain remedial or procedural provisions of Article Twelve of the Indenture incorporated by reference into the New Notes may be limited or rendered unenforceable by applicable law.

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B.F. Saul Real Estate
  Investment Trust
April 28, 1994
Page Three


     The foregoing opinions are based upon and are limited to applicable federal law and the laws of the State of Maryland (excluding the choice of law provisions thereof) and the State of New York.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. We also consent to the reference to Shaw, Pittman, Potts & Trowbridge under the caption "Legal Matters" in the Prospectus which is part of the Registration Statement.

                                        Very truly yours,

                                        SHAW, PITTMAN, POTTS & TROWBRIDGE